Exhibit 10.19

EXECUTION

SECOND AMENDMENT

TO THE

PENNYMAC MORTGAGE INVESTMENT TRUST

2009 EQUITY INCENTIVE PLAN

This Second Amendment to the PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan (this “Amendment”), effective as of February 15, 2018, is made and entered into by PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall the meanings ascribed to such terms in the PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Section 9(d)(ii) of the Plan provides that the Board of Trustees of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend Section 6 of the Plan to place certain restrictions on Awards granted thereunder.

NOW, THEREFORE, in accordance with Section 9(d)(ii) of the Plan, the Company hereby amends the Plan as follows:

1. Section 6(b) of the Plan is hereby amended by deleting the first paragraph thereof in its entirety and replacing it to read as follows:

(b)Terms of Specified Awards. The Board is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Board to be consistent with the purposes of the Plan. Each Award under the Plan shall be subject to a minimum period of one (1) year before such Award vests or becomes exercisable, as applicable; provided, however, that such restriction shall not apply to Awards granted under the Plan with respect to the number of Shares that, in the aggregate, does not exceed five percent (5%) of the total number of Shares initially available for Awards under the Plan. Such Awards may be granted with vesting, value and/or payment contingent upon attainment of one or more performance goals. Except as otherwise set forth herein or as may be determined by the Board, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Board shall determine at the date of grant or thereafter.

2. Section 6(b)(i)(D) of the Plan is hereby amended by deleting it in its entirety and replacing it to read as follows:

(D)Other Provisions. Options may not be repriced and may be subject to such other conditions including, but not limited to, restrictions on transferability of the Shares acquired upon exercise of such Options, as the Board may prescribe in its discretion or as may be required by applicable law.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/Anne D. McCallion
Name:	Anne D. McCallion
Title:	Senior Managing Director and
Chief Enterprise Operations Officer